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                                                        Exhibit 99-a

[KCPL Logo]



Dividend Reinvestment and                         ENROLLMENT FORM
Direct Stock Purchase Plan



ENROLLMENT IN THE PLAN
I wish to enroll in KCPL's Dividend Reinvestment and Direct Stock
Purchase Plan and name UMB Bank, n.a. as Administrator as described in the Plan prospectus. I authorize the Administrator to take the following action:


ACCOUNT NAME AND ADDRESS (Please Print)      ( ) Check here if initial purchase


--------------------------           I wish to enroll by
Name of Account Owner                depositing an initial cash
                                     investment.  Enclosed is a
--------------------------           check or money order for
Name of Account Owner                $________ payable to UMB
                                     Bank-KCPL ($500 minimum;
--------------------------           $5,000 maximum).  A one-
Mailing Address    Apt. No.          time only enrollment fee
                                     of $5.00 will be deducted
                                     from the above amount.
--------------------------
City       State       Zip           (   ) Check here if current shareholder



REGISTRATION GUIDELINES (Please check one box)

()Individual or Joint -- Joint accounts will be presumed to be Joint Tenants with Right of Survivorship unless restricted by applicable law or otherwise indicated. Only one Social Security
Number is required for tax reporting purposes.

()Uniform Transfer/Gift to Minor -- A minor is the beneficial owner of the account, with an adult custodian managing the account until the minor becomes of age, as specified in the Uniform Gift/Transfers to Minors Act in the minor's state of residence (The custodian's name, in addition to the minor's name, state, and social security number must be provided.)

()Trust -- Account is established in accordance with the provisions of a trust agreement. (Please provide name of Trust, date of Trust and Trustee with this registration.)

()Corporation, Partnership or Other Entity -- (Provide business name and Tax I.D. Number.)


DIVIDEND PAYMENT AND REINVESTMENT PARTICIPATION (Please check one box)

Check the participation option in which you wish to enroll.
Under any option, a Plan participant may make cash investments in any amount ranging from $100 - $5,000 per investment date as defined in the prospectus.

()FULL REINVESTMENT          ()PARTIAL REINVESTMENT       ()OPTIONAL CASH
                                                            INVESTMENT ONLY

All dividends reinvested.    Invest _______% of my          All dividends
                             dividend in shares & pay       paid in cash.
                             balance in cash.

If no participation option is indicated, all dividends will be paid to you in cash.

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DIRECT DEPOSIT AND/OR AUTOMATIC MONTHLY DEDUCTION

Complete this section ONLY to have dividends deposited electronically to your bank account OR to authorize automatic monthly deductions to purchase stock. Authorizations will remain in effect until you provide the Administrator with written notification to change or discontinue. Check the appropriate box below.

()Direct Deposit of Dividends
I authorize KCPL or the Administrator, UMB Bank, to deposit dividends electronically according to the information shown below. I authorize the Administrator to make corrections, if necessary, to any amounts credited to my account in error.

()Automatic Monthly Deductions
I authorize KCPL or the Administrator, UMB Bank, to make monthly automatic transfer of funds according to the information shown below to purchase shares of common stock for deposit into my Plan account. Transfer of authorized funds will be made three business days prior to investment date.

_______________________________         ()Checking     ()Savings
Name of Financial Institution
_______________________________         (   )___________________
Mailing address of Financial            Phone Number of Financial
                                        Institution

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
Bank Account Number

_ _ _ _ _ _ _ _ _                       $___________ Amount of authorized
ABA Number (9 digit number on           monthly deduction ($100 minimum;
bottom of check)                        $5,000 maximum)

Please attach a voided check or savings deposit slip to verify banking information.


    - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

By signing this form, I acknowledge receipt of the prospectus describing the details of the Dividend Reinvestment and Direct Stock Purchase Plan (the "Plan") and request that the above account be enrolled in the Plan. I understand and agree that participation is subject to the terms and conditions of the Plan as described in the Prospectus, and that participation may be terminated at any time by written notice to UMB Bank, or KCPL.

Under penalties of perjury, I certify that the Social Security/Taxpayer I.D. Number shown on this form is true and correct and that I am not subject to back-up withholding per the Internal Revenue Code. If a Social Security/Taxpayer I.D. Number is not provided, back-up withholding tax will be withheld from dividend payments. ALL OWNERS MUST SIGN.

___________________________           _______________________________
Signature              Date           Social Security/Tax I.D. Number

___________________________             (   )________________________
Signature              Date                       Daytime Phone

                                        (   )________________________
                                                  Evening Phone


Complete, sign, and return in the enclosed envelope or mail to:

                        UMB Bank, n.a.
                Securities Transfer Division
                       P.O. Box 410064
                Kansas City, MO 64141-0064

 Questions should be directed to UMB Bank (816) 860-7891 or KCPL toll-free 800-245-5275 or (816) 556-2053.


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                                                        Exhibit 99-b


[KCPL Logo]


Dividend Reinvestment and                       CHANGE REQUEST FORM
Direct Stock Purchase Plan                      Sale/Withdrawal/Transfer


I name UMB Bank, n.a. as Administrator under KCPL's Dividend
Reinvestment and Direct Stock Purchase Plan as described in the Plan Prospectus. I authorize the Administrator to take the following action:


ACCOUNT NAME AND ADDRESS (Please print)

_____________________________________________________________________
Name(s) of Account Owners

_____________________________________________________________________
Mailing Address        City                 State          Zip

___________________________           _______________________________
Account Number                        Social Security/Tax I.D. Number

_____________________________________________________________________
Signature                                    Date

_____________________________________________________________________
Signature                                    Date

A.  SALE REQUEST
    ()Sell ALL shares, including fractional shares, of Common Stock credited to my Plan account and forward the sale proceeds to me. I understand this will terminate my Plan account.

    ()Sell whole shares of Common Stock credited to my Plan account and forward the sale proceeds to me. I understand this will not terminate my Plan account.

B.  WITHDRAWAL REQUEST
    ()Withdraw ALL whole shares of Common Stock credited to my Plan account and forward certificate to me. Sell any fractional share and forward sale proceeds to me. I understand this will terminate my Plan account.

    ()Withdraw _____ whole shares of Common Stock credited to my Plan account and forward the certificate to me. I understand this will not terminate my Plan account.

C.  TRANSFER REQUEST
    ()Transfer ALL shares of Common Stock credited to my Plan account to the transferee named below.

    ()Transfer _____ whole shares of Common Stock credited to my Plan account to the Transferee named below.

    TRANSFEREE INFORMATION (Required for transfer request)

    _________________________________________________________________
    Name of Transferee

    _________________________________________________________________
    Mailing address of Transferee      City        State          Zip

    ________________________________________
    Social Security/Tax I.D. # of Transferee


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REGISTRATION GUIDELINES (Please check one box)

()Individual or Joint - Joint accounts will be presumed to be Joint Tenants with Right of Survivorship unless restricted by applicable law or otherwise indicated. Only one Social Security Number is required for tax reporting purposes.

()Uniform Transfer/Gift to Minor - A minor is the beneficial owner of the account, with an adult custodian managing the account until the minor becomes of age, as specified in the Uniform Gift/Transfer to Minors Act in the minor's state of residence. (The custodian's name, in addition to the minor's name, state, and social security number must be provided.)

()Trust - Account is established in accordance with the provisions of a trust agreement. (Please provide name of Trust, date of Trust and Trustee with this registration.)

()Corporation, Partnership or Other Entity (Provide business name and Tax I.D. Number.)

To enable the transfer of share(s) of Common Stock credited to your Plan account, your signature(s) must be furnished below with Medallion Stamp Guarantee (see note below).

The undersigned irrevocably appoints UMB Bank, n.a. as attorney to sell/transfer the shares of Common Stock credited to my
(our) Plan account noted on the books of the Company.


_______________________________________         __________
               Signature                           Date

_______________________________________         __________
               Signature                           Date


Medallion Stamp Guarantee (required only for transfer requests)

Note: Plan participants executing this stock power must sign above. Signature(s) must correspond with the name(s) exactly as shown on your Plan account and must be Medallion Stamp Guaranteed by an authorized commercial bank, broker or trust company.


To assist us in processing your request, please provide your day and evening telephone numbers.

Daytime Phone (  )____________      Evening Phone (   ) _____________


If you have questions or need assistance completing your request, please write or call:

                         UMB Bank, n.a.
                 Securities Transfer Division
                        P.O. Box 410064
                  Kansas City, MO 64141-0064
                        (816) 860-7891

                    Or call KCPL Toll-Free
                1-800-245-5275 - United States
               (816) 556-2053 - Kansas City, MO


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                                                        Exhibit 99-c
[KCPL Logo]

Dividend Reinvestment and                  CERTIFICATE DEPOSIT FORM
Direct Stock Purchase Plan

Please deposit the attached KCPL Common Stock certificates for safekeeping into my Dividend Reinvestment and Direct Stock Purchase Plan account. Certificates need NOT be endorsed. If you are not currently enrolled in the Plan, an enrollment form must accompany this form.

Complete information below, sign, date and return to

                                   UMB Bank, n.a.
                                   Securities Transfer Division
                                   P.O. Box 410064
                                   Kansas City, MO  64141-0064

ACCOUNT NAME AND ADDRESS (Please print)

_____________________________________________________________________
Name(s) of Account Owner(s)

_____________________________________________________________________
Mailing Address               City             State            Zip

_____________________________________________________________________
Account Number                        Social Security/Tax I.D. Number


Please list all attached stock certificates below:

      Certificate No.               Dated             Number of Shares
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

                                TOTAL SHARES DEPOSITED  ________________



_________________________________               ________________________
Signature of Account Owner(s)                   Date

_________________________________               ________________________
Signature of Account Owner(s)                   Date

Note: Signature(s) must agree in all respects with the name(s) on stock certificate(s).


To ensure against loss resulting from mailing certificates, it is recommended certificates be mailed registered mail, properly insured, with return receipt requested.